DWS ADVISOR FUNDS

AMENDED AND RESTATED DESIGNATION OF SERIES AND CLASSES

OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, the Trustees of the Trust, acting pursuant to the Trust’s declaration of trust as then in effect, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective August 18, 2006 restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Section 11 of the Declaration, the Trustees, at a meeting held on September 20, 2006, authorized the following Series redesignation to be effective upon filing:

(i) The series NY Tax Free Money Fund Investment shall be renamed NY Tax Free Money Fund;

NOW THEREFORE, the Trustees of the Trust, effective as of the dates set forth above hereby amend and restate the Trust’s Restated Designation of Series and Classes of Shares of Beneficial Interest in its entirety as follows:

1.           The following Series of Shares and Classes thereof are established and designated, the Shares of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this restated designation:

Cash Management Fund Investment	Investment Class

Tax Free Money Fund Investment	Investment Class

NY Tax Free Money Fund	Investment Class

Tax-Exempt New York Money Market Fund Class

Treasury Money Fund Investment	Investment Class

DWS International Equity Fund	Class A
Class B
Class C
Investment Class

DWS Mid Cap Growth Fund	Class A
Class B
Class C
Class R
Class S
Investment Class
Institutional Class

DWS Small Cap Growth Fund	Class A
Class B
Class C
Class R
Class S
Investment Class
Institutional Class

DWS Short Duration Plus Fund	Class A
Class C
Investment Class

Money Market Fund Investment	Investment Class

DWS Lifecycle Long Range Fund	Investment Class
Institutional Class

DWS International Select Equity Fund	Class A
Class B
Class C
Class R
Class S
Investment Class
Institutional Class

DWS Core Fixed Income Fund	Class A
Class B

Class C
Class R
Class S
Investment Class
Institutional Class

DWS Short Duration Fund	Class A
Class B
Class C
Class S
Institutional Class

DWS Short-Term Municipal Bond Fund	Class A
Class B
Class C
Class S
Investment Class
Institutional Class

DWS High Income Plus Fund	Class A
Class B
Class C
Class S
Investment Class
Institutional Class

DWS Micro Cap Fund	Class A
Class B
Class C
Class S
Investment Class
Institutional Class

DWS RREEF Real Estate Securities Fund	Class A
Class B
Class C
Class R
Class S
Institutional Class

DWS RREEF Global Real Estate	Class A
Securities Fund	Class C
Class S
Institutional Class

2.           For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.           The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 20th day of September 2006.

/s/ Henry P. Becton, Jr.	/s/ Dawn-Marie Driscoll
Henry P. Becton, Jr., Trustee	Dawn-Marie Driscoll Trustee
/s/ Keith R. Fox	/s/ Kenneth C. Froewiss
Keith R. Fox, Trustee	Kenneth C. Froewiss, Trustee
/s/ Martin J. Gruber
Martin J. Gruber, Trustee	Richard J. Herring, Trustee
/s/ Rebecca W. Rimel
Graham E. Jones, Trustee	Rebecca W. Rimel, Trustee
/s/ Philip Saunders Jr.
Philip Saunders Jr., Trustee	Axel Schwarzer, Trustee
/s/ William N. Searcy, Jr.	/s/ Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee

Carl W. Vogt, Trustee